                                                                     EXHIBIT 4.5
                                                     CERTIFICATE OF DESIGNATIONS
                                                                FOR THE SERIES C
                                                    SENIOR CONVERTIBLE PREFERRED
                                                         STOCK OF THE REGISTRANT


                          NAPRO BIOTHERAPEUTICS, INC.

                          CERTIFICATE OF DESIGNATIONS
                                       OF
                                SERIES C SENIOR
                          CONVERTIBLE PREFERRED STOCK

              (Pursuant to Section 151 of the General Corporation
                         Law of the State of Delaware)

                                 ______________


          NaPro BioTherapeutics, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

          That pursuant to authority vested in the Board of Directors of the Corporation (the "Board of Directors" or the "Board") by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors, at a meeting duly called and held on December 3, 1997, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.001 par value, which series is designated "Series C Senior Convertible Preferred Stock", which resolution is as follows:

          RESOLVED, that pursuant to authority vested in the Board of Directors by the Certificate of Incorporation, as amended, the Board of Directors does hereby provide for the creation of a series of the Preferred Stock, $.001 par value (hereafter called the "Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Amended and Restated Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:



                  SERIES C SENIOR CONVERTIBLE PREFERRED STOCK

          SECTION 1.  CERTAIN DEFINED TERMS.  (a)  All the agreements or
                      ---------------------
instruments defined in this Certificate of Designations shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Certificate of Designations.

                                     4.5-1

     (b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjustment Event" means any of

         (1) the failure by the Corporation to file the Registration Statement with the SEC within 15 days after the Issuance Date;

         (2) the Corporation shall have failed to request acceleration of the Registration Statement as and when required by Section 8(b)(1) of the Subscription Agreement;

         (3) the Registration Statement shall not be declared effective by the SEC on or before the date which is 120 days after the Issuance Date;

         (4) at any time after the Registration Statement is declared effective by the SEC and prior to the expiration of the Registration Period, the Registration Statement shall cease to be effective or shall cease to be available for use by any holder of shares of Series C Preferred Stock who is named therein as a selling stockholder, other than (A) by reason of a change in information concerning a holder of Series C Preferred Stock who is named as a selling stockholder in the Registration Statement or in such holder's plan of distribution, so long as, and only so long as, the Corporation is in compliance with Section 8(b)(5) of the Subscription Agreement with respect to such change and (B) any period during which such lack of effectiveness or availability would not exceed the limitations based on numbers of Trading Days in clause (5) of the definition of Optional Redemption Event; or

         (5) the right of any holder of shares of Series C Preferred Stock to convert such shares in accordance with the terms of this Certificate of Designations and the Transfer Agent Instruction is suspended or revoked for any reason (other than by reason of the Corporation's failure to deliver shares of Common Stock as and when required by Section 10 upon any particular conversion of shares of Series C Preferred Stock for which an adjustment in the Conversion Price applicable to such conversion is made pursuant to Section 10(b)(7)).

         "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or under common control with the subject Person. For purposes of the term "Affiliate," the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise.

         "Aggregated Person" means, with respect to any holder of shares of Series C Preferred Stock, any Person whose beneficial ownership of shares of Common Stock would be aggregated with such holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder.

         "AMEX" means the American Stock Exchange, Inc.

                                     4.5-2

          "Arrearage Interest" means interest at the rate of 12% per annum on any dividend not paid on or before the third Trading Day after the applicable Dividend Payment Date, whether or not declared, from such Dividend Payment Date.

          "Board of Directors" or "Board" means the Board of Directors of the Corporation.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

          "Cash and Cash Equivalent Balances" at any date shall be determined from the Corporation's books maintained in accordance with Generally Accepted Accounting Principles, and means, without duplication, the sum of (1) the cash held by the Corporation on such date and available for use by the Corporation on such date, (2) all assets which would, on a balance sheet of the Corporation prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash or cash equivalents and (3) cash available to the Corporation pursuant to unused credit facilities.

          "Common Stock" means the Common Stock, $.0075 par value, of the Corporation, together with the related Preferred Stock Purchase Rights or similar rights of the Corporation or any shares of capital stock and the related rights into which such stock shall be changed or reclassified after the Issuance Date.

          "Computed Price" for any date means 95% of the lowest Two-Day Average Trading Price during the Measurement Period for the applicable Dividend Payment Date; provided, however, that on any date on or after the 270th day after the Issuance Date, the Computed Price shall not be greater than 110% of the arithmetic average of the Trading Prices of the Common Stock for the 30 consecutive Trading Days ending on the Trading Day prior to the 270th day after the Issuance Date (subject, in the case of the amount determined pursuant to this proviso, to equitable adjustments from time to time on terms reasonably acceptable to the Corporation and the Majority Holders for (1) stock splits, (2) stock dividends, (3) combinations, (4) capital reorganizations (5) issuance to all holders of Common Stock rights or warrants to purchase shares of Common Stock, (6) the distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (7) Tender Offers by the Corporation or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding and (8) similar events relating to the Common Stock, in each such case which occur, or with respect to which "ex-" trading of the Common Stock begins, on or after the date which is 270 days after the Issuance Date and on or before the applicable Conversion Date, in each case on a basis consistent with the adjustments set forth in the definition of Trading Price); and provided further, however, that if an Adjustment Event occurs, then the Computed Price in effect on any date after such Adjustment Event occurs (and whether or not such Adjustment Event continues) shall be adjusted to each date on which the Computed Price is being determined as follows: (x) in the case of the Computed Price based on the Two-Day Average Trading Price, the percentage used in computing such Computed Price shall be reduced at the rate of 2.5

                                     4.5-3
percentage points for each 30 days that such Adjustment Event continues (pro rated for any period of less than 30 days), and (y) in the case of the Computed Price provided in the first proviso to this definition, the Computed Price determined in accordance therewith shall be reduced at the rate of 2.5% of such Computed Price (computed on the basis of the amount such Computed Price would otherwise be without regard to any adjustment therein pursuant to this clause
(y)) for each 30 days on or after the 270th day after the Issuance Date that such Adjustment Event continues (pro rated for any period of less than 30 days).

          "Conversion Agent" means American Stock Transfer & Trust Company or its duly appointed successor who shall be serving as transfer agent and registrar for the Common Stock and who shall have been authorized by the Corporation to act as conversion agent for the Series C Preferred Stock in accordance with the Transfer Agent Instruction and the name, address and telephone number of which shall have been given to the holder of the Series C Preferred Stock by notice from the Corporation.

          "Conversion Date" means the date on which a Conversion Notice is actually received by the Conversion Agent, whether by mail, courier, personal service, telephone line facsimile transmission or other means, in case of a conversion at the option of a holder of shares of Series C Preferred Stock pursuant to Section 10(a).

          "Conversion Notice" means a Notice of Conversion of Series C Senior Convertible Preferred Stock substantially in the form set forth in Section 14(a).

          "Conversion Price" for any Conversion Date

          (1) during the period commencing on the Issuance Date and ending on the date which is 119 days after the Issuance Date, means $10.00 (subject to equitable adjustment from time to time on terms reasonably acceptable to the Corporation and the Majority Holders for (1) stock splits, (2) stock dividends, (3) combinations, (4) capital reorganizations, (5) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (6) the distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (7) Tender Offers by the Corporation or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding and (8) similar events relating to the Common Stock, in each such case which occur, or with respect to which "ex-" trading of the Common Stock begins, on or after the date this Certificate of Designations is filed with the Secretary of State of Delaware and on or before the applicable Conversion Date, in each case on a basis consistent with the adjustments set forth in the definition of Trading Price); and

          (2) on and after the date which is 120 days after the Issuance Date, means 95% of the lowest Two-Day Average Trading Price during the Measurement Period for the applicable Conversion Date;

provided, however, that on any date on or after the 270th day after the Issuance Date, the Conversion Price shall not be greater than 110% of the arithmetic average of the Trading

                                     4.5-4

Prices of the Common Stock for the 30 consecutive Trading Days (subject, in the case of the amount determined in accordance with this proviso, to equitable adjustments from time to time on terms reasonably acceptable to the Corporation and the Majority Holders for (1) stock splits, (2) stock dividends, (3) combinations, (4) capital reorganizations (5) issuance to all holders of Common Stock rights or warrants to purchase shares of Common Stock, (6) the distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (7) Tender Offers by the Corporation or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding and (8) similar events relating to the Common Stock, in each such case which occur, or with respect to which "ex-" trading of the Common Stock begins, on or after the date which is 270 days after the Issuance Date and on or before the applicable Conversion Date, in each case on a basis consistent with the adjustments set forth in the definition of Trading Price); and provided further, however, that if an Adjustment Event occurs, then the Conversion Price in effect on any date after such Adjustment Event occurs (and whether or not such Adjustment Event continues) shall be adjusted to each date on which the Conversion Price is being determined as follows: (x) in the case of the Conversion Price provided in clause (1) of this definition, the Conversion Price stated therein shall be reduced at the rate of 2.5% of such Conversion Price (computed on the basis of the amount such Conversion Price would otherwise be without regard to any adjustment therein pursuant to this clause (x)) for each 30 days that such Adjustment Event continues (pro rated for any period of less than 30 days), (y) in the case of the Conversion Price provided in clause (2) of this definition, the percentage used in computing such Conversion Price shall be reduced at the rate of 2.5 percentage points for each 30 days that such Adjustment Event continues (pro rated for any period of less than 30 days), and (z) in the case of the Conversion Price provided in the first proviso to this definition, the Conversion Price determined in accordance therewith shall be reduced at the rate of 2.5% of such Conversion Price (computed on the basis of the amount such Conversion Price would otherwise be without regard to any adjustment therein pursuant to this clause (z)) for each 30 days on or after the 270th day after the Issuance Date that such Adjustment Event continues (pro rated for any period of less than 30 days).

          "Corporation Notice" means a Corporation Notice substantially in the form set forth in Section 14(g).

          "Dividend Payment Date" means March 15, June 15, September 15 and December 15.

          "Generally Accepted Accounting Principles" for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

          "Holder Notice" means a Holder Notice substantially in the form set forth in Section 14(h).

          "Inconvertibility Day" means any Trading Day on which the Corporation would not have been required to convert in accordance with Section 10(a) any shares of Series C Preferred Stock of any holder of shares of Series C Preferred Stock as a

                                     4.5-5
consequence of the limitations set forth in Section 7(a)(1) had all outstanding shares of Series C Preferred Stock held by such holder on such Trading Day been converted into Common Stock on such Trading Day, determined at the Conversion Price applicable on such Trading Day and without regard to the limitation, if any on such holder contained in the second sentence of Section 10(a).

          "Inconvertibility Notice" means a notice from the Corporation to a holder of shares of Series C Preferred Stock in the form set forth in Section 14(b) or a notice from a holder of shares of Series C Preferred Stock to the Corporation in the form set forth in Section 14(c).

          "Indebtedness" as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person.

          "Issuance Date" means the first date of original issuance of any shares of Series C Preferred Stock.

          "Junior Dividend Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to dividends to the Series C Preferred Stock.

          "Junior Liquidation Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to liquidation rights to the Series C Preferred Stock.

          "Liquidation Preference" means, for each share of Series C Preferred Stock, the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to the holders of shares of Series C Preferred Stock in connection with the liquidation, dissolution or winding up of the Corporation,
(ii) accrued and unpaid Arrearage Interest on dividends in arrears (computed in accordance with Section 5(a)) on the amount referred to in the preceding clause
(ii) to the date of such distribution, and (iii) $1,000.

          "Majority Holders" means at any time the holders of shares of Series C Preferred Stock which shares constitute a majority of the outstanding shares of Series C Preferred Stock.

          "Mandatory Redemption Waiver" means an agreement of the Corporation and a holder of shares of Series C Preferred Stock in the form set forth in
Section 14(e).

                                     4.5-6

          "Market Price" of any security on any date means the last sale price (regular way) of such security on such date on the securities exchange or other market on which such security is listed for trading which constitutes the principal securities market for such security, as reported by Bloomberg, L.P.

          "Maximum Share Amount" means 2,506,739 shares, or such greater number as permitted by the rules of Nasdaq (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Corporation and the Majority Holders for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring on or after the date of filing this Certificate of Designations with the Secretary of State of the State of Delaware), of Common Stock.

          "Maximum Share Amount Inconvertibility" means the occurrence of five or more Inconvertibility Days ending on or after the fifth Trading Day after the Issuance Date within any period of ten consecutive Trading Days.

          "Measurement Period" means with respect to any date, the period of 15 consecutive Trading Days ending on the Trading Day immediately preceding such date.

          "NASD" means the National Association of Securities Dealers, Inc.

          "Nasdaq" means the Nasdaq National Market.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "1933 Act" means the Securities Act of 1933, as amended.

          "NYSE" means the New York Stock Exchange, Inc.

          "Optional Redemption Date" means the date on which the Corporation makes payment of the Optional Redemption Price for any shares of Series C Preferred Stock to be redeemed in accordance with Sections 11(a) and 11(b).

          "Optional Redemption Event" means any one of the following events:

          (1) For any period of five consecutive Trading Days following the Issuance Date there shall be no reported sale price of the Common Stock on any of the AMEX, the Nasdaq or the NYSE;

          (2) The Common Stock ceases to be listed for trading on the AMEX, the Nasdaq or the NYSE;

          (3) Any consolidation or merger of the Corporation or any Subsidiary with or into another entity (other than a merger or consolidation of a subsidiary of the Corporation into the Corporation or a wholly-owned Subsidiary) where the stockholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction or the common stock of such surviving corporation is not listed for trading on the

                                     4.5-7

     NYSE, the AMEX or the Nasdaq; or the sale of all or substantially all of the assets of the Corporation and its Subsidiaries;

          (4) The taking of any action, including any amendment to the Certificate of Incorporation of the Corporation (other than any certificate designating a series of preferred stock of the Corporation) which materially and adversely affects the rights of the holders of shares of Series C Preferred Stock;

          (5) The inability of any holder of shares of Series C Preferred Stock for (x) 20 Trading Days (whether or not consecutive) occurring on or after the SEC Effective Date and ending on the first anniversary of the Issuance Date, or (y) 40 Trading Days (whether or not consecutive) during the period from the SEC Effective Date to the second anniversary of the Issuance Date, in either the case of clause (x) or clause (y) to sell shares of Common Stock issued upon conversion of shares of Series C Preferred Stock pursuant to the Registration Statement (1) by reason of the requirements of the 1933 Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any other failure of the Registration Statement to comply with the rules and regulations of the SEC; or

          (6) The Corporation shall fail or default in the timely performance of any material obligation to a holder of shares of Series C Preferred Stock under the terms of this Certificate of Designations or under the Subscription Agreement or any other agreement or document entered into in connection with the issuance of shares of Series C Preferred Stock, as such agreements and instruments may be amended from time to time, if such failure or default shall have continued for 15 days after notice thereof to the Corporation from any holder of shares of Series C Preferred Stock.

          "Optional Redemption Percentage" means, with respect to each Optional Redemption Date, the applicable percentage determined with respect to such date as follows:

                                                            Optional Redemption
      Optional Redemption Payment Date                           Percentage
      --------------------------------                  ---------------------------
      Issuance Date through 180th day thereafter                   115.0%

      181st Day after Issuance Date and thereafter                 125.0%

          "Optional Redemption Price" means an amount in cash equal to the sum of (1) the product obtained by multiplying (a) the sum of (i) $1,000 plus (ii) an amount equal to the accrued but unpaid dividends on the share of Series C Preferred Stock to be redeemed to the applicable Optional Redemption Date times
(b) the Optional Redemption Percentage for the applicable Optional Redemption Date, plus (2) an amount equal to accrued and unpaid Arrearage Interest on dividends in arrears on such share of Series C Preferred Stock (determined in accordance with Section 5(a)) to the applicable Optional

                                     4.5-8

Redemption Date; provided, however, that in the case of any Optional Redemption Date that is on or after the date which is 270 days after the Issuance Date, "Optional Redemption Price" means the greater of (i) the amount determined as aforesaid in this definition and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for redemption pursuant to Sections 11(a) and 11(b), be issuable on conversion in accordance with Section 10(a) of one share of Series C Preferred Stock on the applicable Optional Redemption Date (determined without regard to any limitation on conversion contained in the second sentence of Section 10(a)) times (y) the arithmetic average of the Market Price of the Common Stock for the five Trading Days ending on the Trading Day immediately preceding such Optional Redemption Date.

          "Option Share Surrender" means the surrender of shares of Common Stock to the Corporation in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option granted by the Corporation to any of its employees, directors or consultants.

          "Parity Dividend Stock" means any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series C Preferred Stock.

          "Parity Liquidation Stock" means any class or series of the Corporation's capital stock having parity as to liquidation rights with the Series C Preferred Stock.

          "Person" means an individual, partnership, corporation, limited liability company, trust, incorporated organization, or unincorporated association or a government, governmental agency or any political subdivision of any thereof.

          "Preferred Stock Purchase Rights" means the Preferred Stock Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar rights hereafter issued by the Corporation with respect to the Common Stock).

          "Redemption Date" means each date on which the Corporation is required to redeem shares of Series C Preferred Stock by reason of the exercise of its option to do so in accordance with Section 9(a).

          "Redemption Election" means (1) a notice by a holder of Series C Preferred Stock to the Corporation substantially in the form set forth in
Section 14(d) or (2) a notice by a holder of Series C Preferred Stock to the Corporation included in paragraph 3 of the form of Inconvertibility Notice set forth in Section 14(c).

          "Redemption Election Period" means, with respect to a particular Maximum Share Amount Inconvertibility or Registration Restriction Inconvertibility, the period of ten Business Days after the later of (x) the date an Inconvertibility Notice with respect to such Maximum Share Amount Inconvertibility or Registration Restriction Inconvertibility is given or (y) the date such Inconvertibility Notice was required to have been given by the Corporation.

          "Redemption Notice" means a Redemption Notice substantially in the form set forth in Section 14(f).

                                     4.5-9

          "Redemption Price" means

          (1) with respect to any Redemption Date that is prior to the date which is three years after the Issuance Date, an amount in cash equal to the greater of (1) the sum of (a) the product obtained by multiplying (i) the sum of (A) $1,000 plus (B) an amount equal to the accrued but unpaid dividends on the share of Series C Preferred Stock to be redeemed to the date of payment of the Redemption Price times (ii) 115% plus (b) an amount equal to accrued and unpaid Arrearage Interest on dividends in arrears on such share of Series C Preferred Stock (determined in accordance with Section 5(a)) to the Redemption Date and (2) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the redemption pursuant to Section 9(a), be issuable on conversion in accordance with Section 10(a) of one share of Series C Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid Arrearage Interest if a Conversion Notice were given by the holder of such share of Series C Preferred Stock on the Redemption Date (determined without regard to any limitation on conversion contained in the second sentence of Section 10(a)) times (y) the arithmetic average of the Market Price of the Common Stock for the five Trading Days ending on the Trading Day immediately preceding the Redemption Date; and

          (2) with respect to any Redemption Date that is on or after the date which is three years after the Issuance Date, an amount, payable in cash or Redemption Price Note, equal to the sum of (A) $1,000 plus (B) accrued and unpaid dividends on the share of Series C Preferred Stock to be redeemed to the date of payment of the applicable Redemption Price plus (C) an amount equal to accrued and unpaid Arrearage Interest on dividends in arrears on such share of Series C Preferred Stock (determined in accordance with Section 5(a)) to the date of payment of the applicable Redemption Price.

          "Redemption Price Note" means a Redemption Price Note, in the form set forth in Section 14(i), issued by the Corporation pursuant to Section 9(b).

          "Registrable Securities" means the shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock and the shares of Common Stock issuable as dividends on the Series C Preferred Stock, and any stock or other securities into which or for which the Common Stock may hereafter be changed, converted or exchanged by the Corporation or its successor, as the case may be, and any other securities issued to holders of such Common Stock (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event.

          "Registration Period" means the period from the SEC Effective Date to the earlier of (i) the date which is two years after the Issuance Date and (ii) the date on which all holders of shares of Series C Preferred Stock who are entitled to registration rights under the Subscription Agreement no longer own or have any right to acquire shares of Common Stock on conversion of shares of Series C Preferred Stock.

                                     4.5-10

          "Registration Restriction Inconvertibility" means that, notwithstanding Rule 416 under the 1933 Act or the provisions of Section 8(b) of the Subscription Agreements, the Registration Statement is not deemed to cover such indeterminate number of additional shares of Common Stock as shall be issuable upon conversion of the shares of Series C Preferred Stock held by any holder of shares of Series C Preferred Stock based on changes from time to time in the Conversion Price, and on any five Trading Days ending on or after the SEC Effective Date within any period of ten consecutive Trading Days the number of shares of Common Stock issuable upon conversion of all shares of Series C Preferred Stock held by any holder of shares of Series C Preferred Stock had all shares of Series C Preferred Stock held by such holder been converted in full into Common Stock on each such Trading Day, determined at the Conversion Price applicable on each such Trading Day and without regard to the limitation, if any, on such holder contained in the second sentence of Section 10(a), would exceed the number of shares of Common Stock covered by the Registration Statement and available for sale by such holder pursuant to the Registration Statement.

          "Registration Statement" means the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 8 of the Subscription Agreement.

          "Rights Agreement" means the Rights Agreement, dated as of November 8, 1996, by and between the Corporation and American Stock Transfer & Trust Company, as Rights Agent.

          "SEC" means the United States Securities and Exchange Commission.

          "SEC Effective Date" means the date on which the Registration Statement is first declared effective by the SEC.

          "Securities" shall have the meaning, for purposes of the definition of the term Trading Price, set forth in clause (iv) of the first proviso to the definition of the term Trading Price.

          "Senior Dividend Stock" means any class or series of capital stock of the Corporation ranking senior as to dividends to the Series C Preferred Stock.

          "Senior Liquidation Stock" means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series C Preferred Stock.

          "Series C Preferred Stock" means the Series C Senior Convertible Preferred Stock of the Corporation.

          "Share Limitation Redemption Date" means each date on which the Corporation is required to redeem shares of Series C Preferred Stock as provided in Section 7(a).

          "Share Limitation Redemption Price" means an amount in cash equal to the sum of (1) the product obtained by multiplying (a) the sum of (i) $1,000 plus (ii) an amount equal to the accrued but unpaid dividends on the share of Series C Preferred Stock to be redeemed to the applicable Share Limitation Redemption Date times (b) 115% plus (2) an amount equal to accrued and unpaid Arrearage Interest on dividends in arrears on such

                                     4.5-11
share of Series C Preferred Stock (determined as provided in Section 5(a)) to the applicable Share Limitation Redemption Date; provided, however, that in the case of any Share Limitation Redemption Date that is on or after the date which is 270 days after the Issuance Date, "Share Limitation Redemption Price" means the greater of (i) the amount determined as aforesaid in this definition and
(ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for redemption pursuant to Section 7(a), be issuable on conversion in accordance with Section 10(a) of one share of Series C Preferred Stock on the applicable Share Limitation Redemption Date (determined without regard to any limitation on conversion contained in the second sentence of Section 10(a)) times (y) the arithmetic average of the Market Price of the Common Stock for the five Trading Days ending on the Trading Day immediately preceding such Share Limitation Redemption Date.

          "Stockholder Approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Corporation of 20% or more of the Common Stock of the Corporation outstanding on the Issuance Date for less than the greater of the book or market value of the Common Stock on conversion of the Series C Preferred Stock, as and to the extent required under Section 4460(i) of the rules of the NASD as in effect from time to time, or any successor or replacement provision.

          "Subscription Agreement" means the Subscription Agreement, dated as of December 8, 1997, between the Corporation and the original holder of shares of Series C Preferred Stock pursuant to which the shares of Series C Preferred Stock were issued.

          "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Corporation.

          "Tender Offer" means a tender offer or exchange offer.

          "Trading Day" means a day on whichever of (x) the national securities exchange or (y) the Nasdaq which at the time constitutes the principal securities market for the Common Stock is open for general trading.

          "Trading Price" of the Common Stock on any date means the last sale price (regular way) for one share of Common Stock on such date on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed if such exchange constitutes the principal securities market for the Common Stock or (b) the Nasdaq, in either such case as reported by Bloomberg, L.P.; provided, however, that if during any Measurement
Period:

          (i) The Corporation shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Trading Price of the Common Stock for each day in such Measurement Period prior to the date on which

                                     4.5-12
     ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Trading Price (determined without regard to this proviso) for each such day in such Measurement Period by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

          (ii) The Corporation shall issue rights or warrants to all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Trading Price (determined without regard to this proviso) for any day in such Measurement Period which is prior to the end of such 45-day period, then the Trading Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Trading Price (determined without regard to this proviso) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Trading Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Trading Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Corporation;

          (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Trading Price of the Common Stock for each day in such Measurement Period prior to the date on which ex-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Trading Price for each day in such Measurement Period prior to the date on which trading in the Common Stock on a basis which gives effect to such combination begins, shall be proportionately increased;

          (iv) The Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but

                                     4.5-13
     excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Trading Price for any day in such Measurement Period prior to the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Trading Price (determined without regard to this proviso) by a fraction of which the numerator shall be the Trading Price (determined without regard to this proviso) on such date less the fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator shall be the Trading Price (determined without regard to this proviso); provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Trading Price (determined without regard to this clause (iv) of this proviso) on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series C Preferred Stock shall have the right to receive in payment of dividends on the shares of Series C Preferred Stock or upon conversion of the shares of Series C Preferred Stock, as the case may be, the amount of Securities the holders of shares of Series C Preferred Stock would have received had the number of shares of Common Stock to be issued in payment of such dividends on the shares of Series C Preferred Stock, or the number of shares of Common Stock to be issued upon such conversion of shares of Series C Preferred Stock, in either such case, been issued immediately prior to the record date for such distribution. If the Board of Directors of the Corporation determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Trading Price is being determined.

     For purposes of this clause (iv) and clauses (i) and (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (i) or (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause (ii) of this proviso applies (and any Trading Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Trading Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

                                     4.5-14

     (v) The Corporation or any Subsidiary shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock (other than an Option Share Surrender) for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash after the Issuance Date and within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any Subsidiary of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the twelve (12) months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration payable in respect of any Tender Offer by the Corporation or any Subsidiary for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made, exceeds 10% of the product of the Trading Price (determined without regard to this proviso) on any day in such Measurement Period prior to the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Trading Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Trading Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Trading Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Trading Price (determined without regard to this proviso) on such day; provided, however, that in the event the portion of the cash so distributed or paid for the repurchase or reacquisition of shares (determined per share based on the number of shares of Common Stock outstanding) applicable to one share of Common Stock is equal to or greater than the Trading Price (determined without regard to this clause (v) of this proviso) of the Common Stock on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series C Preferred Stock shall have the right to receive in payment of dividends on shares of Series C Preferred Stock or upon conversion of shares of Series C Preferred Stock, as the case may be, the amount of cash the holders of shares of Series C Preferred Stock would have received had the number of shares of Common Stock to be issued in payment of such dividends on shares of Series C Preferred Stock, or the number of shares of Common Stock to be issued upon such conversion of shares of Series C Preferred Stock, in either such case, been issued immediately prior to the record date for such distribution or the payment date of such repurchase, as applicable; or

                                     4.5-15

          (vi) A Tender Offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Corporation or any of its subsidiaries for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any Subsidiary of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the twelve (12) months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, and (3) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Trading Price (determined without regard to this proviso) on any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Trading Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Trading Price (determined without regard to this proviso) for such day by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such day multiplied by the Trading Price (determined without regard to this proviso) for such day and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such Tender Offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day and the Trading Price (determined without regard to this proviso) of the Common Stock on the Trading Day next succeeding the Expiration Time. If the application of this clause (vi) to any Tender Offer would result in an increase in the Trading Price (determined without regard to this proviso) for any day, no adjustment shall be made for such Tender Offer under this clause (vi) for such day;

provided further, however, that if on any date there shall be no such reported last sale price (regular way) of the Common Stock, the "Trading Price" on such date shall be the last sale price (regular way) of the Common Stock on the date next preceding such date on which a last sale price (regular way) for the Common Stock has been so reported.

                                     4.5-16

          "Transfer Agent" means American Stock Transfer & Trust Company or its duly appointed successor who shall be serving as transfer agent and registrar for the Common Stock and who shall have been authorized by the Corporation to act as conversion agent for the Series C Preferred Stock in accordance with the Transfer Agent Instruction and the name, address and telephone number of which shall have been given to the holder of the Series C Preferred Stock by notice from the Corporation.

          "Transfer Agent Instruction" means the irrevocable Transfer Agent Instruction, dated December 8, 1997, from the Corporation to the Transfer Agent for the benefit of the holders from time to time of shares of Series C Preferred Stock.

          "Two-Day Average Trading Price" means, during any period, the arithmetic average of the two lowest Trading Prices during such period.

          SECTION 2.  DESIGNATION AND AMOUNT.  The shares of such series shall
                      ----------------------
be designated as "Series C Senior Convertible Preferred Stock", and the number of shares constituting the Series C Preferred Stock shall be 5,000, and shall not be subject to increase except in accordance with Section 12(b).

          SECTION 3.  SERIES C PREFERRED STOCK CAPITAL ACCOUNT.  The amount to
                      ----------------------------------------
be represented in Series C Preferred Stock capital on the Issuance Date for each share of Series C Preferred Stock shall be an amount equal to the sum of (a) the product obtained by multiplying (1) the sum of (A) $1,000 plus (B) the amount of accrued but unpaid dividends on such share of Series C Preferred Stock to the date of determination times (2) the Optional Redemption Percentage which would be applicable to a redemption of one share of Series C Preferred Stock pursuant to Sections 11(a) and 11(b) on the date of determination if such share were required to be redeemed by the Corporation pursuant to Sections 11(a) and 11(b) on such date plus (b) an amount equal to the accrued and unpaid Arrearage Interest on dividends in arrears (as provided in Section 5) on such share of Series C Preferred Stock to the date of determination. After the Issuance Date, to the extent available under applicable law, the Corporation shall at all time have represented in Series C Preferred Stock capital for each share of Series C Preferred Stock such amount greater than that provided in the first sentence of this Section as shall be determined by recomputation from time to time of the amount thereof specified pursuant to the calculation in the first sentence of this Section; provided, however, that on and after the date which is 270 days after the Issuance Date, to the extent available under applicable law, the amount to be represented in Series C Preferred Stock capital at all times for each share of Series C Preferred Stock shall be the greater of (i) the amount determined as aforesaid in this Section and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would be issuable on conversion in accordance with Section 10(a) of all outstanding shares of Series C Preferred Stock (determined without regard to any limitation on conversion contained in the second sentence of Section 10(a)) times (y) the arithmetic average of the Market Price of the Common Stock for the five Trading Days ending on the Trading Day immediately preceding the date of determination pursuant hereto. Upon issuance of shares of Series C Preferred Stock, and thereafter from time to time as required by this Section 3, subject to the limitations in Section 154 of the General Corporation Law of the State of Delaware, the Corporation shall transfer to the capital

                                     4.5-17
account for the Series C Preferred Stock so much of the net assets of the Corporation as necessary to comply with this Section 3.

          SECTION 4.  RANK.  Except if approved by the affirmative vote or
                      ----
written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock pursuant to Section 12(b), the shares of Series C Preferred Stock shall rank senior to the Common Stock and any shares of any other series of Preferred Stock or any shares of any other class of preferred stock of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

          SECTION 5.  DIVIDENDS AND DISTRIBUTIONS.  (a) (1) The holders of
                      ---------------------------
shares of Series C Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $50 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance and shall be payable quarterly on each Dividend Payment Date of each year commencing March 15, 1998 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than ten nor less than five days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series C Preferred Stock shall be paid in cash or, subject to the limitations in Section 5(b), shares of Common Stock of the Corporation or any combination of cash and shares of Common Stock, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series C Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid within three Trading Days after a Dividend Payment Date, whether or not such dividends have been declared, will bear Arrearage Interest from such Dividend Payment Date until paid. No dividends or other distributions, other than dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series C Preferred Stock and Arrearage Interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

          (2) Notwithstanding any other provision of this Certificate of Designations, if a holder of shares of Series C Preferred Stock shall give a Conversion Notice in accordance with Section 10, the Corporation shall have the right, exercisable by written notice (by telephone line facsimile transmission at such number as such holder of shares of Series C Preferred Stock has specified in writing to the Corporation for such purposes or, if such holder of shares of Series C Preferred Stock shall not have specified any such number, by prepaid overnight courier at such holder's address as it appears on the stock books of the Corporation) to such holder given within one Trading Day after such Conversion Notice is given by such holder, in lieu of including the amount of accrued and unpaid dividends on, and Arrearage Interest with respect to, the shares of Series C

                                     4.5-18

Preferred Stock being converted in the calculation of the number of shares of Common Stock issuable by reason of such conversion, to pay in cash all or any amount of such accrued and unpaid dividends and Arrearage Interest. If the Corporation exercises such right, the Corporation shall declare and pay any such accrued and unpaid dividend and Arrearage Interest to be paid in cash in accordance with applicable law and shall make payment thereof in cash to such holder, not later than three Trading Days after such Conversion Notice is given by such holder, by wire transfer of immediately available funds to such account as shall be specified by such holder. If the Corporation shall fail to make timely payment in cash of such accrued and unpaid dividends or Arrearage Interest in connection with such conversion, then the amount thereof shall be taken into account in determining the number of shares of Common Stock issuable upon such conversion.

          (3) If at any time any dividend on any Senior Dividend Stock shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series C Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends (and Arrearage Interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series C Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series C Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series C Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series C Preferred Stock (and Arrearage Interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series C Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series C Preferred Stock and the Parity Dividend Stock bear to each other.

          (4) Any references to "distribution" contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

          (b) If the Corporation elects in the exercise of its sole discretion to issue shares of Common Stock in payment of dividends on the Series C Preferred Stock, the Corporation shall issue and dispatch, or cause to be issued and dispatched, by the third Trading Day after such Dividend Payment Date to each holder of such shares a certificate representing the number of whole shares of Common Stock arrived at by dividing the per share Computed Price of such shares of Common Stock into the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series C Preferred Stock held by such holder which are being paid in shares of Common Stock were being paid in cash; provided, however, that if certificates representing shares of Common Stock are delivered to holders of Series C Preferred Stock subsequent to the third

                                     4.5-19

Trading Day after a Dividend Payment Date, the percentage used to calculate the Computed Price will be reduced by one for each Trading Day after the third Trading Day following such Dividend Payment Date to the date of delivery of shares of Common Stock. No fractional shares of Common Stock shall be issued in payment of dividends. In lieu thereof, the Corporation shall pay cash in an amount equal to the product of (x) the Market Price of the Common Stock on the applicable Dividend Payment Date times (y) the fraction of a share of Common Stock which would otherwise be issuable by the Corporation; provided, however, that, to the extent permitted by applicable law, the Corporation may round such fractional share to a whole share of Common Stock in lieu of such cash payment. The Corporation shall not exercise its right to issue shares of Common Stock in payment of dividends on Series C Preferred Stock if:

          (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to pay the portion of such dividends to be paid in shares of Common Stock;

          (ii) the issuance or delivery of shares of Common Stock as a dividend payment would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

          (iii) trading in the Common Stock shall not have occurred on any of Nasdaq, the AMEX or the NYSE on any Trading Day in the Measurement Period for the applicable Dividend Payment Date;

          (iv) the Computed Price is less than the par value of one share of Common Stock;

          (v) the shares of Common Stock to be issued as a dividend (A) cannot be sold or transferred without restriction by holders of shares of Series C Preferred Stock who receive such shares of Common Stock as a dividend payment and who are not Affiliates of the Corporation or (B) are not listed on the AMEX, the Nasdaq, the Nasdaq SmallCap Market or the NYSE;

          (vi) the issuance of shares of Common Stock in payment of dividends on Series C Preferred Stock held by any holder of shares of Series C Preferred Stock would result in such holder (including all Aggregated Persons of such holder) beneficially owning more than 4.9% of the Common Stock, determined as provided in the proviso to the second sentence of Section 10(a) hereof if such holder has notified the Corporation in accordance with the last paragraph of this Section 5(b) as to the limitation on beneficial ownership of shares of Common Stock by such holder and a limitation on such beneficial ownership by such holder shall exist on the date of payment of such dividend; or

          (vii) an Optional Redemption Event shall have occurred and any holder of shares of Series C Preferred Stock shall at the time of payment of such dividend be entitled to exercise optional redemption rights under Section 11 by reason of such Optional Redemption Event or the Corporation shall not have paid the Optional

                                     4.5-20

     Redemption Price of any shares of Series C Preferred Stock as to which any holder has exercised such optional redemption rights.

          Shares of Common Stock issued in payment of dividends on Series C Preferred Stock pursuant to this Section shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock of the Corporation; the issuance and delivery thereof is hereby authorized; and the dispatch thereof will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable Dividend Payment Date.

          If on the date which is 20 days prior to any Dividend Payment Date a holder of shares of Series C Preferred Stock estimates that the payment in full of the dividend payable on such Dividend Payment Date in shares of Common Stock held by such holder would not be permissible pursuant to the preceding clause
(vi) of this Section 5(b), then such holder shall use reasonable efforts to inform the Corporation before such Dividend Payment Date of such fact. Each holder of shares of Series C Preferred Stock will, upon request of the Corporation at the time of each Dividend Payment Date, inform the Corporation of as to whether payment of a dividend on such holder's shares of Series C Preferred Stock in shares of Common Stock would be permissible under the preceding clause (vi) of this Section 5(b).

          (c) Neither the Corporation nor any Subsidiary shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions (excluding any Option Share Surrender) is more than either (x) 5.0% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one Person or group of affiliated Persons, unless (x) at the time of such redemption, repurchase or acquisition the Registration Statement is effective and available for use by the holders of shares of Series C Preferred Stock named as selling stockholders in the Registration Statement, (y) at the time of such redemption, repurchase or acquisition, no Optional Redemption Event shall have occurred with respect to which any holder of shares of Series C Preferred Stock shall at such time be entitled to exercise optional redemption rights under Section 11 or the Corporation shall have failed to pay the Optional Redemption Price of any shares of Series C Preferred Stock as to which any holder has exercised such optional redemption rights and (z) the Corporation or such Subsidiary offers to purchase for cash from each holder of shares of Series C Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series C Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series C Preferred Stock equal to the sum of (a) the product obtained by multiplying (1) the sum of (A) $1,000 plus (B) the amount of accrued but unpaid dividends on such share of Series C Preferred Stock to the date of repurchase pursuant to Section 5(c) times (2) the Optional

                                     4.5-21

Redemption Percentage which would be applicable to a redemption of a share of Series C Preferred Stock pursuant to Sections 11(a) and 11(b) on the date of repurchase pursuant to this Section 5(c) if such share were required to be redeemed by the Corporation pursuant to Sections 11(a) and 11(b) on the date of repurchase pursuant to this Section 5(c), plus (b) an amount equal to the accrued and unpaid Arrearage Interest on dividends in arrears (as provided in Section 5) on such share of Series C Preferred Stock to the date of repurchase pursuant to this Section 5(c).

          (d) Neither the Corporation nor any Subsidiary shall (1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any Person other than the Corporation or any Subsidiary of the Corporation, unless such Person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series C Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series C Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series C Preferred Stock equal to the greater of (i) the quotient obtained by dividing (a) the sum of (1) $1,000, (2) an amount equal to the accrued but unpaid dividends on such share of Series C Preferred Stock to the date of purchase pursuant to this Section 5, and (3) an amount equal to the accrued and unpaid Arrearage Interest (determined as provided in Section 5) to the date of purchase pursuant to this Section 5(d) by the Optional Redemption Percentage which would be applicable to a redemption of shares of Series C Preferred Stock pursuant to Sections 11(a) and 11(b) on the date of purchase pursuant to this Section 5(d) if shares of Series C Preferred Stock were required to be redeemed pursuant to Sections 11(a) and 11(b) on such date and
(ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase pursuant to such Tender Offer, be issuable on conversion in accordance with Section 10(a) of one share of Series C Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid Arrearage Interest if a Conversion Notice were given by the holder of such share of Series C Preferred Stock on the date of purchase pursuant to such Tender Offer (determined without regard to any limitation on conversion contained in the second sentence of Section 10(a)) times (y) the price per share of Common Stock offered in such Tender Offer.

          SECTION 6.  LIQUIDATION PREFERENCE.  In the event of a liquidation,
                      ----------------------
dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series C Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of Series C Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of Senior Liquidation Stock are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series C Preferred Stock and the Parity

                                     4.5-22

Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

          SECTION 7.  MANDATORY REDEMPTION.
                      --------------------

          (A) MANDATORY REDEMPTION BASED ON MAXIMUM SHARE AMOUNT.  (1) (A)
              --------------------------------------------------
Notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by Nasdaq, the Corporation shall not be required to issue upon conversion of shares of Series C Preferred Stock pursuant to Section 10 more than the Maximum Share Amount, less the aggregate number of shares of Common Stock issued by the Corporation pursuant to Section 5 as dividends on the Series C Preferred Stock. The Maximum Share Amount shall be allocated among the shares of Series C Preferred Stock at the time of initial issuance thereof pro rata based on the total number of authorized shares of Series C Preferred Stock provided in
Section 2. Each certificate for shares of Series C Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Maximum Share Amount allocated to the shares of Series C Preferred Stock represented by such certificate for purposes of conversion thereof. The Corporation shall maintain records which show the number of shares of Common Stock issued by the Corporation pursuant to Section 5 as dividends on the shares of Series C Preferred Stock represented by each certificate, which records shall be controlling in the absence of manifest error.

          (B) Upon surrender of any certificate for shares of Series C Preferred Stock for transfer or re-registration thereof (or, at the option of the holder of such certificate, for conversion pursuant to Section 10(a) of less than all of the shares of Series C Preferred Stock represented thereby), the Corporation shall make a notation on the new certificate issued upon such transfer or re-registration or evidencing such unconverted shares, as the case may be, as to the number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the shares of Series C Preferred Stock evidenced by such new certificate (including, without limitation, by taking into account the number of shares of Common Stock issued by the Corporation pursuant to Section 5 as a dividend on the shares of Series C Preferred Stock represented by the certificate so surrendered and not previously reflected on the certificate so surrendered, as shown on the records maintained by the Corporation). If any certificate for shares of Series C Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series C Preferred Stock equal to the number of shares of Series C Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series C Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation of the remaining portion of the Maximum Share Amount allocated to the certificate so surrendered. If any shares of Series C Preferred Stock represented by a single certificate are converted in full pursuant to Section 10, all of the portion of the Maximum Share Amount allocated to such shares of Series C Preferred Stock which remains unissued after such conversion shall be re-allocated pro rata to the outstanding shares of Series C Preferred Stock held of record by the holder of record at the close of business on the date

                                     4.5-23
of such conversion of the shares of Series C Preferred Stock so converted, and if there shall be no other shares of Series C Preferred Stock held of record by such holder at the close of business on such date, then such portion of the Maximum Share Amount shall be allocated pro rata among the shares of Series C Preferred Stock outstanding at the close of business on such date.

          (2) (A) If a Maximum Share Amount Inconvertibility or a Registration Restriction Inconvertibility occurs, then the Corporation shall promptly, but in no event later than five Business Days after each such occurrence, give an Inconvertibility Notice to each holder of shares of Series C Preferred Stock (by telephone line facsimile transmission at such number as such holder of shares of Series C Preferred Stock shall have specified in writing to the Corporation for such purposes or, if such holder of shares of Series C Preferred Stock shall not have specified any such number, by overnight courier or first class mail, postage prepaid, at such holder's address as the same appears on the stock books of the Corporation) and any holder of shares of Series C Preferred Stock may at any time after such occurrence give an Inconvertibility Notice to the Corporation. If the Corporation shall have given or been required to give any Inconvertibility Notice, or if a holder of Series C Preferred Stock shall have given any Inconvertibility Notice, then within the applicable Redemption Election Period the holder receiving or giving or entitled to receive, as the case may be, such Inconvertibility Notice shall have the right by a Redemption Election given to the Corporation (which may be contained in the Inconvertibility Notice given by such holder) to direct the Corporation to redeem the portion of such holder's outstanding shares of Series C Preferred Stock (which, if applicable, shall be all of such holder's outstanding shares of Series C Preferred Stock) as shall not, on the Business Day prior to the date of such redemption, (x) be convertible into shares of Common Stock by reason of a Maximum Share Amount Inconvertibility or (y) be convertible into shares of Common Stock which are covered by the Registration Statement and available for sale by such holder pursuant to the Registration Statement by reason of a Registration Restriction Inconvertibility, in each such case, within five Business Days after such holder gives a Redemption Election to the Corporation, at a price per share equal to the Share Limitation Redemption Price; provided, however, that no such redemption shall be made with respect to a Registration Restriction Inconvertibility if, prior to the expiration of the applicable Redemption Election Period, the Corporation and such holder shall, by a Mandatory Redemption Waiver, waive the Corporation's obligation to make such redemption. If a holder of shares of Series C Preferred Stock gives a Redemption Election to the Corporation by reason of a Maximum Share Amount Inconvertibility and, prior to the date the Corporation is required to redeem such holder's shares of Series C Preferred Stock, the Corporation would have been able, within the limitations set forth in Section 7(a)(1), to convert all of such holder's outstanding shares of Series C Preferred Stock (determined without regard to the limitation, if any, on such holder contained in the second sentence of Section 10(a)) on any two Trading Days within any period of three consecutive Trading Days commencing after the period of ten consecutive Trading Days which gave rise to the applicable Inconvertibility Notice from the Corporation or such holder of shares of Series C Preferred Stock, as the case may be, had such holder given a Conversion Notice for all of such holder's outstanding shares of Series C Preferred Stock on each of such two Trading Days within such three-Trading Day period, then the Corporation shall not be required to redeem any shares of Series C Preferred Stock held by such holder by reason of such Inconvertibility Notice.

                                     4.5-24

          (B) An Inconvertibility Notice or a Redemption Election given by a holder of shares of Series C Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within one Business Day after an Inconvertibility Notice or a Redemption Election has been given (which notice shall specify all defects in the Inconvertibility Notice or Redemption Election), and any Inconvertibility Notice or Redemption Election containing any such defect shall nonetheless be effective on the date given if such holder promptly undertakes in writing to correct all such defects. Whether or not a holder gives such undertaking, no such claim of error shall limit or delay performance of the Corporation's obligation to redeem all inconvertible shares of Series C Preferred Stock as to which a Redemption Election has been given and which shares are not in dispute.

          (3) Notwithstanding the giving of any Inconvertibility Notice by the Corporation to one or more holders of Series C Preferred Stock or the giving or the absence of any Inconvertibility Notice or Redemption Election by one or more holders of the Series C Preferred Stock or any redemption of shares of Series C Preferred Stock pursuant to Section 7(a)(2), thereafter the provisions of
Section 7(a)(2) shall continue to be applicable on any occasion unless, in the case of a Maximum Share Amount Inconvertibility, the Stockholder Approval shall have been obtained or waived by Nasdaq.

          (4) On each Share Limitation Redemption Date, the Corporation shall make payment in immediately available funds of the applicable Share Limitation Redemption Price to the holder of shares of Series C Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one Business Day prior to such Share Limitation Redemption Date. If the Corporation is required to redeem all or any portion of a holder's outstanding shares of Series C Preferred Stock pursuant to this Section 7(a), the Corporation shall make payment to such holder of the shares of Series C Preferred Stock to be redeemed in respect of each share of Series C Preferred Stock to be redeemed of an amount equal to the Share Limitation Redemption Price. Upon redemption of less than all of the shares of Series C Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series C Preferred Stock evidenced by such certificate which have not been redeemed. Only whole shares of Series C Preferred Stock may be redeemed. If the Corporation shall fail to pay the Share Limitation Redemption Price of any shares of Series C Preferred Stock in full when due, then the amount thereof shall bear interest at the rate of 12% per annum until paid.

          (5) If the Corporation shall have failed to pay in full the Share Limitation Redemption Price (other than by reason of a Maximum Share Amount Inconvertibility), the Optional Redemption Price or the Registration Redemption Price for any share of Series C Preferred Stock when the same is due and payable, without in any way relieving the Corporation of its obligation to pay such amount, the holder of such share of Series C Preferred Stock shall have the right to convert such share of Series C Preferred Stock into Common Stock in accordance with Section 10(a) (subject to the numerical limit contained in the second sentence of Section (10(a)); provided, however, that the shares of Common Stock received by the holder upon any such conversion in certain circumstances may be subject to restrictions on resale by such holder arising under applicable securities laws to the extent not registered for resale by the holder pursuant to the Registration Statement.

                                     4.5-25

          (6) If the Corporation shall have failed to pay in full the Share Limitation Redemption Price for any portion (which, if applicable, may be all) of any holder's shares of Series C Preferred Stock when the same is due and payable by reason of a Maximum Share Amount Inconvertibility and the Stockholder Approval shall not have been obtained, without in any way relieving the Corporation of its obligation to pay such amount in accordance with Sections 7(a)(2) and 7(a)(4), upon the written request of the Majority Holders, the Corporation shall use its best efforts to obtain a waiver from Nasdaq of the requirement for Stockholder Approval for issuance of all shares of Common Stock issuable upon conversion of the Series C Preferred Stock. If such waiver, in form reasonably satisfactory to the Majority Holders, is not obtained within 15 days after the Corporation's receipt of such request from the Majority Holders, then the Corporation promptly shall call a special meeting of its stockholders, to be held not later than 60 days after the expiration of the foregoing 15-day period, to seek the Stockholder Approval for issuance of all shares of Common Stock issuable upon conversion of the Series C Preferred Stock in accordance with Section 10.

          (7) If a holder of shares of Series C Preferred Stock converts all or any portion of such holder's shares of Series C Preferred Stock pursuant to
Section 7(a)(5), the amount of the Share Limitation Redemption Price or the Optional Redemption Price, as the case may be, due to such holder with respect to the number of shares of Series C Preferred Stock so converted shall be reduced by $1,000 (plus accrued and unpaid dividends and Arrearage Interest thereon) for each share of Series C Preferred Stock so converted.

          (B) NO OTHER MANDATORY REDEMPTION.  The shares of Series C Preferred
              -----------------------------
Stock shall not be subject to mandatory redemption by the Corporation except as provided in this Section 7 and in Section 11.

          SECTION 8.  SINKING FUND.  There shall be no sinking fund for the
                      ------------
redemption or repurchase of shares of Series C Preferred Stock.

          SECTION 9.  REDEMPTION AT OPTION OF CORPORATION.
                      -----------------------------------

          (A) OPTIONAL REDEMPTION.  (1) So long as (w) the Corporation shall be
              -------------------
in compliance in all material respects with its obligations to the holders of the Series C Preferred Stock (including its obligations under the Subscription Agreement and the provisions of this Certificate of Designations), (x) the Registration Statement shall be effective on the date the Corporation gives the Redemption Notice and on the Redemption Date, (y) on the date the Corporation gives the Redemption Notice and on the Redemption Date no Optional Redemption Event shall have occurred with respect to which any holder of shares of Series C Preferred Stock shall be entitled at such time to exercise optional redemption rights under Section 11 or the Corporation shall have failed to pay the Optional Redemption Price of any shares of Series C Preferred Stock as to which any holder has exercised such optional redemption rights and (z) in the case of a redemption for which the Redemption Price is the amount determined in accordance with clause (1) of the definition of Redemption Price, on the date the Corporation gives the Redemption Notice and on the Redemption Date, the Corporation has Cash and Cash Equivalent Balances (excluding investment securities) which are sufficient, after taking into account the Corporation's cash requirements during the period from the date the Redemption Notice is given to the

                                     4.5-26

Redemption Date, to pay the Redemption Price of the shares of Series C Preferred Stock to be redeemed, the Corporation shall have the right to redeem all or any part of the outstanding shares of Series C Preferred Stock (other than any shares of Series C Preferred Stock which, at the time of such redemption (i) shall be inconvertible as provided in Section 7(a) or (ii) the holder has exercised redemption rights pursuant to Sections 11(a) and 11(b)) pursuant to this Section 9(a) at the Redemption Price. In order to exercise it right of redemption under this Section 9(a), the Corporation shall give a Redemption Notice to the holders of shares of Series C Preferred Stock not less than 20 or more than 60 days prior to the Redemption Date. Each holder of shares of Series C Preferred Stock shall surrender the certificates for the shares of Series C Preferred Stock to the Corporation prior to payment of the Redemption Price by the Corporation to such holder. On the Redemption Date (or such later date as a holder of shares of Series C Preferred Stock shall surrender the certificate therefor to the Corporation), the Corporation shall pay to or upon the order of each holder of shares of Series C Preferred Stock by wire transfer of immediately available funds to such account as shall be specified for such purpose by such holder in an amount equal to the Redemption Price of all of such holder's shares of Series C Preferred Stock to be redeemed.

          (2) Notwithstanding the giving of a Redemption Notice, each holder of shares of Series C Preferred Stock shall be entitled to convert in accordance with Section 10 any shares of Series C Preferred Stock which are to be redeemed at any time prior (1) the Redemption Date or (2) if the Corporation fails to pay the Redemption Price in full to such holder on the Redemption Date, the date on which the Corporation pays the Redemption Price in full to such holder for all shares of Series C Preferred Stock to be redeemed from such holder.

          (3) Any redemption of shares of Series C Preferred Stock pursuant to this Section 9(a) shall be made as nearly as practical pro rata from all holders of shares of Series C Preferred Stock outstanding.

          (4) Upon receipt by the Corporation from a holder of shares of Series C Preferred Stock of certificates for shares of Series C Preferred Stock evidencing a greater number of shares of Series C Preferred Stock than the number of shares of Series C Preferred Stock to be redeemed in accordance with this Section 9(a), the Corporation shall issue and, within three Trading Days after such surrender, deliver to or upon the order of such holder a new certificate for the balance of shares of Series C Preferred Stock, if any.

          (B) ISSUANCE OF REDEMPTION PRICE NOTE.  In the case of any redemption
              ---------------------------------
of shares of Series C Preferred Stock pursuant to Section 9(c) for which the Redemption Date is on or after the date which is three years after the Issuance Date, the Corporation shall have the right, exercisable at any time after the applicable Redemption Notice is given and on or prior to such Redemption Date, in lieu of payment in cash of the applicable Redemption Price of any share of Series C Preferred Stock to be redeemed to pay such Redemption Price by issuing to the holder of such share of Series C Preferred Stock a Redemption Price Note in the principal amount herein provided. The principal amount of the Redemption Price Note issued to any holder of shares of Series C Preferred Stock in connection with any redemption to which this Section 9(b) applies shall be equal to the product obtained by multiplying (a) the sum of (1) $1,000, (2) the amount of accrued and unpaid dividends on the share of Series C Preferred Stock to be redeemed to the applicable

                                     4.5-27

Redemption Date plus (3) the amount of Arrearage Interest, if any, on the amount referred to in the immediately preceding clause (2) to the applicable Redemption Date times (b) the number of shares of Series C Preferred Stock held by such holder in respect of which the Redemption Price is being paid on the applicable Redemption Date by such issuance of a Redemption Price Note. Notwithstanding the issuance of a Redemption Price Note to any holder of shares of Series C Preferred Stock, the Corporation shall remain liable for payment of all unpaid amounts due to any holder of shares of Series C Preferred Stock which are not included in computing the principal amount of the Redemption Price Note issued to such holder, including, without limitation, any Optional Redemption Price, Redemption Price and Share Limitation Redemption Price.

          (C) NO OTHER REDEMPTION AT THE OPTION OF THE CORPORATION.  Except as
              ----------------------------------------------------
otherwise specifically provided in Section 9(a), the Corporation shall not have any right to redeem any shares of Series C Preferred Stock at the option of the Corporation.

          SECTION 10.  CONVERSION.
                       ----------

          (A) CONVERSION AT OPTION OF HOLDER.  The holders of the Series C
              ------------------------------
Preferred Stock may convert at any time all or from time to time any part of their outstanding shares of Series C Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the Issuance Date, and at any time thereafter, each share of Series C Preferred Stock may be converted at the office of the Conversion Agent or at such other additional office or offices, if any, as the Board of Directors may designate, into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) $1,000,
(ii) the amount of accrued but unpaid dividends to the applicable Conversion Date on the share of Series C Preferred Stock being converted (unless the amount thereof is paid in cash by the Corporation as provided in Section 5(a)(2)), and
(iii) the amount of accrued but unpaid Arrearage Interest on the dividends on the share of Series C Preferred Stock being converted in arrears to the applicable Conversion Date (unless the amount thereof is paid in cash by the Corporation as provided in Section 5(a)(2)), at the rate provided in Section 5(a), by (y) the Conversion Price on the applicable Conversion Date; provided, however, that in no event shall any holder of shares of Series C Preferred Stock be entitled to convert any shares of Series C Preferred Stock in excess of that number of shares of Series C Preferred Stock upon conversion of which the sum of
(1) the number of shares of Common Stock beneficially owned by such holder (including shares of Common Stock beneficially owned by all Aggregated Persons of such holder) (other than shares of Common Stock deemed beneficially owned by such holder or any Aggregated Person of such holder through the ownership of (x) unconverted shares of Series C Preferred Stock and (y) the unconverted or unexercised portion of any instrument which contains limitations similar to those set forth in this sentence) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series C Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by such holder and all Aggregated Persons of such holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence. For purposes

                                     4.5-28
of the proviso to the second preceding sentence, the Corporation shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by a holder of shares of Series C Preferred Stock to the Corporation in connection with a particular conversion, without any obligation on the part of the Corporation to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock and without any liability of the Corporation with respect thereto.

          (B) OTHER PROVISIONS.  (1) The holders of shares of Series C Preferred
              ----------------
Stock at the close of business on the record date for any dividend payment to holders of Series C Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof after record date for such Dividend Payment Date or the Corporation's default in payment of the dividend due on such Dividend Payment Date; provided, however, that the holder of shares of Series C Preferred Stock converted during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding Dividend Payment Date must pay to the Corporation, within five days after receipt by such holder, an amount equal to the dividend payable on such shares on such Dividend Payment Date if such dividend is paid by the Corporation to such holder. A holder of shares of Series C Preferred Stock on a record date for a dividend payment who (or whose transferee) converts any of such shares into shares of Common Stock on or after such Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series C Preferred Stock on such date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series C Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series C Preferred Stock that may be accrued and unpaid at the date of conversion of shares of Series C Preferred Stock.

          (2) The right of the holders of Series C Preferred Stock to convert their shares shall be exercised by delivering (which may be made by telephone line facsimile transmission) a Conversion Notice to the Conversion Agent at the address or telephone line facsimile transmission number provided in or pursuant to the Transfer Agent Instruction. The number of shares of Common Stock to be issued upon each conversion of shares of Series C Preferred Stock shall be the number set forth in the applicable Conversion Notice, which number shall be conclusive absent manifest error. The Corporation shall notify a holder who has given a Conversion Notice of any claim of manifest error within one Trading Day after such holder gives such Conversion Notice, and no such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies a holder of shares of Series C Preferred Stock being converted within one Trading Day after a Conversion Notice has been given (which notice shall specify all defects in such Conversion Notice), and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the converting holder promptly undertakes in writing to correct all such defects promptly.

          (3) If a holder of Series C Preferred Stock elects to convert any shares of Series C Preferred Stock in accordance with Section 10(a), such holder shall not be required to surrender the certificate(s) representing such shares of Series C Preferred Stock physically to the Corporation unless all of the shares of Series C Preferred Stock

                                     4.5-29
represented thereby are so converted. Each holder of shares of Series C Preferred Stock and the Corporation shall maintain records showing the number of shares so converted and the dates of such conversions or shall use such other method, satisfactory to such holder and the Corporation, so as to not require physical surrender of such certificates upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any shares of Series C Preferred Stock evidenced by a particular certificate therefor are converted as aforesaid, the holder of Series C Preferred Stock may not transfer the certificate(s) representing such shares of Series C Preferred Stock unless such holder first physically surrenders such certificate(s) to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such holder of shares of Series C Preferred Stock new certificate(s) of like tenor, registered as such holder of shares of Series C Preferred Stock (upon payment by such holder of shares of Series C Preferred Stock of any applicable transfer taxes) may request, representing in the aggregate the remaining number of shares of Series C Preferred Stock represented by such certificate(s). Each holder of shares of Series C Preferred Stock, by acceptance of a certificate for such shares, acknowledges and agrees that (1) by reason of the provisions of this paragraph, following conversion of any shares of Series C Preferred Stock represented by such certificate, the number of shares of Series C Preferred Stock represented by such certificate may be less than the number of shares stated on such certificate and by reason of
Section 7(a), the number of shares of Common Stock from the Maximum Share Amount allocated to the shares of Series C Preferred Stock represented by such certificate for purposes of conversion of such shares may be less than the number thereof stated on such certificate and (2) the Corporation may place one or more legends on the certificates for shares of Series C Preferred Stock which refers to or describes the provisions of this paragraph and Section 7(a).

          (4) The Corporation shall pay any transfer tax arising in connection with any conversion of shares of Series C Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series C Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          (5) The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series C Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series C Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from

                                     4.5-30
preemptive rights, for conversion of the outstanding Series C Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series C Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (6) (A) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned Subsidiary) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series C Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series C Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series C Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series C Preferred Stock the right to elect the securities, cash, or other assets into which the Series C Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless it shall have complied with the provisions of this paragraph. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

          (B) Whenever the Corporation shall propose to take any of the actions specified in this Section 10(b)(6), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which the security holders entitled to participate in such transaction will be determined, to the holders of record of the outstanding Series C Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be.

          (7) Upon receipt by the Conversion Agent from a holder of shares of Series C Preferred Stock of a Conversion Notice, the Corporation shall issue and deliver or cause to be issued and delivered to or upon the order of such holder certificates for the Common Stock issuable upon such conversion by the close of business on the third Trading Day after such Conversion Notice is received, and as of the close of business on the date

                                     4.5-31
of such receipt such holder (or such holder's assignee) shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares of Series C Preferred Stock so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets, as herein provided, on such conversion. If a holder of Series C Preferred Stock shall have given a Conversion Notice as provided herein, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder or any other Person of any obligation to the Corporation, or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series C Preferred Stock as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law (1) the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel incurred by such holder as a result of such failure,
(2) the percentage used to calculate the Conversion Price applicable to such conversion shall be reduced by 2.5 percentage points from the percentage otherwise used to calculate the Conversion Price applicable to such conversion (or, in the case of a conversion for which the Conversion Price is based on clause (1) of, or the first proviso to, the definition of the term Conversion Price, such Conversion Price applicable to such conversion shall be reduced by
2.5 percent of the Conversion Price otherwise set forth in such clause (1) or proviso, as the case may be) and (3) such holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series C Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series C Preferred Stock thereafter in accordance herewith.

          (8) No fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock but, in lieu of any fraction of a share of Common Stock and the related Right which would otherwise be issuable in respect of the aggregate number of shares of Series C Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash to such holder at the time of issuance of shares of Common Stock in connection with such conversion an amount equal to the product of (i) the arithmetic average of the Market Price of a share of Common Stock on the three consecutive Trading Days ending on the Trading Day immediately preceding the Conversion Date times (ii) such fraction of a share of Common Stock; provided, however, that, to the extent permitted by applicable law, the Corporation may round such fractional share to a whole share of Common Stock in lieu of such cash payment.

          SECTION 11.  REDEMPTION UPON AN OPTIONAL REDEMPTION EVENT.
                       --------------------------------------------

                                     4.5-32

          (A) REDEMPTION RIGHT UPON OPTIONAL REDEMPTION EVENT.  If an Optional
              -----------------------------------------------
Redemption Event occurs, then each holder of shares of Series C Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem all of such holder's shares of Series C Preferred Stock, or any portion thereof, on the date that is three Business Days after the date of the Holder Notice given with respect to such Optional Redemption Event. Each holder of shares of Series C Preferred Stock shall have the right to require the Corporation to redeem all or any such portion of such holder's shares of Series C Preferred Stock if an Optional Redemption Event occurs at any time while any of such holder's shares of Series C Preferred Stock are outstanding at a price equal to the Optional Redemption Price.

          (B) NOTICES; METHOD OF EXERCISING OPTIONAL REDEMPTION RIGHTS, ETC.
              -------------------------------------------------------------
(1) On or before the fifth Business Day after the occurrence of an Optional Redemption Event, the Corporation shall give to each holder of outstanding shares of Series C Preferred Stock a Corporation Notice of the occurrence of such Optional Redemption Event and of the redemption right set forth herein arising as a result thereof. The Corporation Notice shall set forth:

          (i) the date by which the optional redemption right must be exercised, and

          (ii) a description of the procedure (set forth below) which each such holder must follow to exercise such holder's optional redemption right.

No failure of the Corporation to give a Corporation Notice or defect therein shall limit the right of any holder of shares of Series C Preferred Stock to exercise the optional redemption right or affect the validity of the proceedings for the redemption of such holder's shares of Series C Preferred Stock.

          (2) To exercise its optional redemption right, each holder of outstanding shares of Series C Preferred Stock shall deliver to the Corporation on or before the thirtieth day after a Corporation Notice is given to such holder (or if no Corporation Notice has been given to such holder, within forty days after such holder first learns of the Optional Redemption Event) a Holder Notice to the Corporation setting forth the name of such holder, and member of such holder's shares of Series C Preferred Stock to be redeemed. A Holder Notice may be revoked by such holder giving such Holder Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Optional Redemption Price to such holder.

          (C)  OTHER.  (1) If the Corporation fails to redeem on the applicable
               -----
Redemption Date a holder's shares of Series C Preferred Stock (or portion hereof) as to which the redemption right has been properly exercised pursuant to this Section 11, then the Optional Redemption Price for the number of shares of Series C Preferred Stock specified in the Holder Notice shall bear interest to the extent not prohibited by applicable law from the applicable Redemption Date until paid at the rate of 12% per annum.

          (2) Upon redemption pursuant to this Section 11 of less than all of the shares of Series C Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Corporation,

                                     4.5-33
the Corporation shall issue and deliver to such holder a replacement certificate for the shares of Series C Preferred Stock evidenced by such certificate which have not been redeemed.

          (3) A Holder Notice given by a holder of shares of Series C Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three Business Days after such Holder Notice has been given (which notice shall specify all defects in the Holder Notice), and any Holder Notice containing any such defect shall nonetheless be effective on the date given if such holder promptly undertakes to correct all such defects. No such claim of error shall limit or delay performance of the Corporation's obligation to redeem all shares of Series C Preferred Stock not in dispute.

          SECTION 12.  VOTING RIGHTS; CERTAIN RESTRICTIONS.
                       -----------------------------------

          (A) VOTING RIGHTS; CONSENTS AND WAIVERS.  Except as otherwise required
              ------------------------------------
by law or expressly provided herein, shares of Series C Preferred Stock shall not be entitled to vote on any matter. The Majority Holders may, by written instrument signed by the Majority Holders, waive (1) any right of the holders of shares of Series C Preferred Stock under this Certificate of Designations or, to the extent permitted by applicable law, under applicable law and (2) compliance by the Corporation with any of its obligations under this Certificate of Designations.

          (B) CERTIFICATE OF INCORPORATION; CERTAIN STOCK.  The affirmative vote
              -------------------------------------------
or consent of the holders of a majority of the outstanding shares of the Series C Preferred Stock, voting separately as a class, will be required for (1) any amendment, whether in connection with a merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation, as amended, if the amendment would increase or decrease the aggregate number of authorized shares of Series C Preferred Stock, increase or decrease the par value of the shares of Series C Preferred Stock, or alter or change the powers, preferences, or special rights of the shares of Series C Preferred Stock so as to affect them adversely, or (2) the creation and issuance of any Senior Dividend Stock, Senior Liquidation Stock, Parity Dividend Stock or Parity Liquidation Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series C Preferred Stock except as otherwise required by law.

          (C) REPURCHASES OF SERIES C PREFERRED STOCK.  The Corporation shall
              ---------------------------------------
not repurchase or otherwise acquire any shares of Series C Preferred Stock (other than pursuant to Section 7(a), Section 9(a) or Section 11) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each holder's shares of Series C Preferred Stock for cash at the same price per share.

          (D) OTHER.  So long as any shares of Series C Preferred Stock are
              -----
outstanding:

                                     4.5-34

          (1) PAYMENT OF OBLIGATIONS.  The Corporation will pay and discharge,
              ----------------------
and will cause each Subsidiary to pay and discharge, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

          (2) MAINTENANCE OF PROPERTY; INSURANCE.  (A)  The Corporation will
              ----------------------------------
keep, and will cause each Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (B) The Corporation will maintain, and will cause each Subsidiary to maintain, with financially sound and responsible insurance companies, insurance in at least such amounts and against such risks as are usually insured against in the same geographic region by companies of comparable size that are engaged in the same or a similar business, subject to customary deductibles.

          (3) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.  The Corporation
              ------------------------------------------------
will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as conducted by the Corporation and the Subsidiaries at the time this Certificate of Designations is filed with the Secretary of State of the State of Delaware, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business; provided, however, that nothing in this Section 12(d)(3) shall prohibit (w) the Corporation from merging or consolidating with a Subsidiary,
(x) liquidation of any Subsidiary, (y) any merger or consolidation solely between or among Subsidiaries, or (z) a consolidation, merger, sale or transfer of assets or share exchange permitted by Section 10(b)(6) in connection with which the Corporation complies with Section 10(b)(6).

          (4) COMPLIANCE WITH LAWS.  The Corporation will comply, and will cause
              --------------------
each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Corporation and Subsidiaries taken as a whole.

          (5) INVESTMENT COMPANY ACT.  The Corporation will not be or become an
              ----------------------
open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

          (6) TRANSACTIONS WITH AFFILIATES.  The Corporation will not, and will
              ----------------------------
not permit any Subsidiary, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in

                                     4.5-35
connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such Subsidiary no less favorable than terms that could be obtained by the Corporation or such Subsidiary from a Person that is not an Affiliate of the Corporation, as determined in good faith by the Board of Directors.

          SECTION 13.  OUTSTANDING SHARES.  For purposes of this Certificate of
                       ------------------
Designations, all shares of Series C Preferred Stock shall be deemed outstanding except (i) from the date a Conversion Notice is given by a holder of Series C Preferred Stock, all shares of Series C Preferred Stock converted into Common Stock (unless the Corporation shall default in its obligation to issue and deliver shares of Common Stock upon such conversion); (ii) from the date of registration of transfer, all shares of Series C Preferred Stock held of record by the Corporation or any Subsidiary or Affiliate (as defined herein) of the Corporation (other than any original holder of shares of Series C Preferred Stock) and (iii) from the Share Limitation Redemption Date or Optional Redemption Date all shares of Series C Preferred Stock which are redeemed, so long as in each case the Share Limitation Redemption Price or the Optional Redemption Price, as the case may be, of such shares of Series C Preferred Stock shall have been paid by the Corporation as and when required hereby.

          SECTION 14.  FORMS OF NOTICES.
                       ----------------

          (A) FORM OF NOTICE OF CONVERSION OF SERIES C SENIOR CONVERTIBLE
              -----------------------------------------------------------
PREFERRED STOCK.
---------------

                              NOTICE OF CONVERSION
                                       OF
                  SERIES C SENIOR CONVERTIBLE PREFERRED STOCK
                                       OF
                          NAPRO BIOTHERAPEUTICS, INC.

TO:  American Stock Transfer & Trust Company,
        as Conversion Agent
     40 Wall Street
     New York, New York 10005

     Attention:  Ms. Paula Caripoli

     Facsimile No.:  (718) 921-8336

With a copy to:

     NaPro BioTherapeutics, Inc.
     6304 Spine Road, Unit A
     Boulder, Colorado 80301

     Attention:  Vice President and Chief Financial Officer

     Facsimile No.:  (303) 530-1296

                                     4.5-36

          (1) Pursuant to the terms of the Series C Senior Convertible Preferred Stock (the "Preferred Stock"), of NaPro BioTherapeutics, Inc., a Delaware corporation (the "Corporation"), the undersigned hereby elects to convert ____________________________ shares of the Preferred Stock together with accrued and unpaid dividends thereon in the amount of $______________________________ (unless the Corporation pays the amount thereof in cash) and Arrearage Interest in the amount of $______________________________ into shares of Common Stock, $.0075 par value (the "Common Stock"), of the Corporation, at a Conversion Price per share of Common Stock of $______________________________ or such other securities into which the Preferred Stock is currently convertible. Capitalized terms used in this Notice and not otherwise defined herein have the respective meanings provided in the Certificate of Designations of the Preferred Stock.

          (2) Please issue certificates for the number of shares of Common Stock or other securities into which such number of shares of Preferred Stock is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:


          ______________________    ____________________
          Name                      Name


          ______________________    ____________________
          Address                   Address


          ______________________    ____________________
          SS or Tax ID Number       SS or Tax ID Number

          (3) The undersigned hereby represents to the Corporation that the exercise of conversion rights contained in this Notice does not violate the provisions of Section 10(a) of the Certificate of Designations relating to beneficial ownership in excess of 4.9% of the Common Stock.

          (4) If the shares of Common Stock issuable upon conversion of the Preferred Stock have not been registered for resale under the 1933 Act, as amended (the "Act"), the undersigned represents and warrants that (i) the shares of Common Stock not so registered are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the public distribution thereof other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act, and that the undersigned has no present intention of distributing or reselling the shares of Common Stock not so registered other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act and (ii) the undersigned is an "accredited investor" as defined in Regulation D under the 1933 Act. The undersigned further agrees that (A) the shares of Common Stock not so registered shall not be sold or transferred unless either (i) they first shall have been registered under the 1933 Act or (ii) the Corporation first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Corporation to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and (B) the Corporation may place a legend on

                                     4.5-37
the certificate(s) for the shares of Common Stock not so registered to that effect and place a stop-transfer restriction in its records relating to the shares of Common Stock not so registered, all in accordance with the Subscription Agreement.



Date _________________________   ____________________________________
                                         Signature of Holder
                                   (Must be signed exactly as name
                                    appears on the Preferred Stock
                                            Certificate.)


          (B) FORM OF CORPORATION INCONVERTIBILITY NOTICE.
              -------------------------------------------

                      CORPORATION INCONVERTIBILITY NOTICE
               (SECTION 7(A)(2) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES C SENIOR CONVERTIBLE PREFERRED STOCK)

TO:  ____________________________
          (Name of Holder)

          (1) Pursuant to the terms of the Series C Senior Convertible Preferred Stock (the "Preferred Stock"), NaPro BioTherapeutics, Inc., a Delaware corporation (the "Corporation"), hereby notifies the above-named Holder:

          (a) On ___________________ (fill in date) five Inconvertibility Days had occurred in a period of ten Trading Days and on such date _______________ (fill in number) shares of Preferred Stock and the related accrued and unpaid dividends and Arrearage Interest on dividends, if any, became inconvertible by reason of the occurrence of five Inconvertibility Days within a period of ten consecutive Trading Days.

          (b) The five Inconvertibility Days covered by this Notice and the applicable Conversion Price on each such day are as follows:

     ____________________, 199__        $_____________

     ____________________, 199__        $_____________

     ____________________, 199__        $_____________

     ____________________, 199__        $_____________

     ____________________, 199__        $_____________

          (2) The Inconvertibility Days referred to in this Notice relate to (check (a) or (b)):

                                     4.5-38

[_]                      (a) Maximum Share Amount Inconvertibility


     (b) Registration Restriction Inconvertibility

     (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations for the Preferred Stock.


Date _________________________   NAPRO BIOTHERAPEUTICS, INC.



                                 By______________________________
                                    Title:


          (C) FORM OF HOLDER INCONVERTIBILITY NOTICE.
              --------------------------------------

                         HOLDER INCONVERTIBILITY NOTICE
               (SECTION 7(A)(2) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES C SENIOR CONVERTIBLE PREFERRED STOCK)

TO:  NAPRO BIOTHERAPEUTICS, INC.

          (1) Pursuant to the terms of the Series C Senior Convertible Preferred Stock (the "Preferred Stock"), the undersigned (the "Holder"), hereby notifies NaPro BioTherapeutics, Inc., a Delaware corporation (the "Corporation"):

          (a) On __________________ (fill in date) five Inconvertibility Days had occurred in a period of ten Trading Days and on such date _______________ (fill in number) shares of Preferred Stock and the related accrued and unpaid dividends and Arrearage Interest, if any, became inconvertible by reason of the occurrence of five Inconvertibility Days within a period of ten consecutive Trading Days.

          (b) The five Inconvertibility Days covered by this Notice and the applicable Conversion Price on each such day are as follows:

     ____________________, 199__        $_____________

     ____________________, 199__        $_____________

     ____________________, 199__        $_____________

     ____________________, 199__        $_____________

                                     4.5-39

     ____________________, 199__        $_____________


          (2) The Inconvertibility Days referred to in this Notice relate to (check (a) or (b)):


          (a) Maximum Share Amount Inconvertibility


          (b) Registration Restriction Inconvertibility

          (3) If the following date and amounts are completed in this Notice, the Holder hereby directs the Corporation to redeem the number of shares of Preferred Stock set forth below in accordance with Section 7(a) of the Certificate of Designations as set forth below:

          (a) Number of shares of Preferred Stock to be redeemed:
     ____________________ (fill in)

          (b) On ______________________ (fill in Share Limitation Redemption
     Date), the Corporation shall pay the Holder the Share Limitation Redemption Price per share of Preferred Stock to be redeemed. Check (I) or (II):


          (I) The Share Limitation Redemption Price per share is $___________________. The Share Limitation Redemption Price is equal to the sum of (1) the product obtained by multiplying
               (A)(i) $1,000.00 plus (ii) $___________________ of accrued and unpaid dividends on such share to such Share Limitation Redemption Date times (B) 115% plus (2) $__________________ of accrued and unpaid Arrearage Interest to such Share Limitation Redemption Date.


          (II) The Share Limitation Redemption Price is based on the proviso in the definition of that term in the Certificate of Designations.

          (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations for the Preferred Stock.


Date _________________________   NAME OF HOLDER:

                                 ________________________________



                                 By______________________________
                                    Title:


          (D)  FORM OF REDEMPTION ELECTION.
               ---------------------------

                            HOLDER REDEMPTION NOTICE

                                     4.5-40

               (SECTION 7(A)(2) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES C SENIOR CONVERTIBLE PREFERRED STOCK)

TO:  NAPRO BIOTHERAPEUTICS, INC.

          (1) Pursuant to the terms of the Series C Senior Convertible Preferred Stock (the "Preferred Stock"), the undersigned (the "Holder") hereby notifies NaPro BioTherapeutics, Inc., a Delaware corporation (the "Corporation"), that the Holder is exercising its right to require the Corporation to redeem ________________ shares of Preferred Stock in accordance with Section 7(a) of the Certificate of Designations of the Preferred Stock. On ______________________ (fill in Share Limitation Redemption Date), the Corporation shall pay the Holder the Share Limitation Redemption Price per share of Preferred Stock to be redeemed. Check (a) or (b):


          (a) The Share Limitation Redemption Price per share is $___________________. The Share Limitation Redemption Price is equal to the sum of (1) the product obtained by multiplying (A)
              (i) $1,000.00 plus (ii) $___________________ of accrued and unpaid dividends on such share to such Share Limitation Redemption Date times (B) 115% plus (2) $___________________ of accrued and unpaid
              Arrearage Interest to such Share Limitation Redemption Date.


          (b) The Share Limitation Redemption Price is based on the proviso in the definition of that term in the Certificate of Designations.

          (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.


Date _________________________   NAME OF HOLDER:

                                 _________________________________



                                 By _____________________________


          (E) FORM OF MANDATORY REDEMPTION WAIVER.
              -----------------------------------

                          MANDATORY REDEMPTION WAIVER
               (SECTION 7(A)(2) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES C SENIOR CONVERTIBLE PREFERRED STOCK)

          NaPro BioTherapeutics, Inc., a Delaware corporation (the "Corporation"), and the undersigned holder (the "Holder") of shares of the Corporation's Series C Senior Convertible Preferred Stock (the "Preferred Stock") hereby agree as follows:

                                     4.5-41

          1. The Corporation's or the Holder's Inconvertibility Notice given on __________________ (the "Waiver Commencement Date"), if any, is hereby rescinded and the Holder's shares of Preferred Stock shall not be redeemed pursuant to Section 7(a) of the Certificate of Designations of the Preferred Stock by reason of such Inconvertibility Notice or any inconvertibility of any of the Holders' shares of Preferred Stock which may arise pursuant to Section 7(a) of the Certificate of Designations of the Preferred Stock during the period ending on the date set forth below in this Section 1 (the "Waiver Period").

     Date for end of Waiver Period: ______________, 199__

          2. If this Mandatory Redemption Waiver is given in connection with a Registration Restriction Inconvertibility, promptly, but in no event later than the date which is 15 days after the date of this Mandatory Redemption Waiver, the Corporation shall file a Registration Statement with the SEC relating to the resale by the Holder of the number of Registrable Securities (as defined in the Holder's Subscription Agreement) set forth below in this Section 2, which Registration Statement may be constituted in any manner which does not have the effect of suspending or terminating the effectiveness of any and all Registration Statements filed by the Corporation pursuant to Section 8(b)(1) of the Subscription Agreement or otherwise with respect to the Registrable Securities which names the Holder as a selling stockholder, and shall thereafter use its best efforts to obtain effectiveness of such Registration Statement. Such Registration Statement shall in all respects be deemed a Registration Statement (as defined in the Certificate of Designations of the Preferred Stock).

     Number of Registrable Securities: ______________________________

          3. If the Corporation shall default in the performance of its obligations set forth herein, this Mandatory Redemption Waiver shall cease to be of further force and effect and the rights, liabilities and obligations of the parties shall be restored to those which would have existed in the absence of this Mandatory Redemption Waiver.

          4. This Agreement shall be governed by the laws of the State of New York. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Certificate of Designations.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the respective dates set forth below.

                                        NAPRO BIOTHERAPEUTICS, INC.



                                        By______________________________
                                            Title:
                                        Date:


                                        NAME OF HOLDER:

                                     4.5-42

                                        By
                                            Title:

                                        Date:

          (F)  FORM OF REDEMPTION NOTICE.
               -------------------------

                               REDEMPTION NOTICE
                (SECTION 9(A) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES C SENIOR CONVERTIBLE PREFERRED STOCK)

TO:  ____________________________________________________
         (Name of Holder)

          (1) Pursuant to the terms of the Series C Senior Convertible Preferred Stock (the "Preferred Stock"), NaPro BioTherapeutics, Inc., a Delaware corporation (the "Corporation"), hereby notifies the above-named holder (the "Holder") that the Corporation is exercising its right to redeem ________________ shares of Preferred Stock held by the Holder in accordance with
Section 9(a) of the Certificate of Designations of the Preferred Stock. On ______________________ (fill in Redemption Date), the Corporation shall pay the Holder the Redemption Price per share of Preferred Stock to be redeemed. Check
(a) or (b):


          (a) The Redemption Price per share is $___________________. The Redemption Price is equal to the sum of (1) the product obtained by multiplying (A) (i) $1,000.00 plus (ii) $___________________ of accrued and unpaid dividends on such share to such Share Limitation Redemption Date times (B) 115% plus (2)
              $___________________ of accrued and unpaid Arrearage Interest to such Redemption Date.


          (b) The Redemption Price is $1,000 per share of Preferred Stock.

          (2) Upon surrender to the Corporation of certificate for the shares of Preferred Stock to be redeemed (but in no event earlier than the Redemption
Date), the Corporation will make payment of the applicable Redemption Price in accordance with the Certificate of Designations.

          (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.


                                 NAPRO BIOTHERAPEUTICS, INC.

                                     4.5-43

                                 By _____________________________
                                    Title:

          (G)  FORM OF CORPORATION NOTICE.
               --------------------------

                               CORPORATION NOTICE
              (SECTION 11(B)(1) OF CERTIFICATE OF DESIGNATIONS OF
                   SERIES C SENIOR CONVERTIBLE PREFERRED STOCK)

TO:  ______________________________________________________
          (Name of Holder)

          (1) An Optional Redemption Event described in the Certificate of Designations of the Series C Senior Convertible Preferred Stock (the "Preferred Stock") of NaPro BioTherapeutics, Inc., a Delaware corporation (the "Corporation"), occurred on ____________________, ______. As a result of such Optional Redemption Event, the above-named holder (the "Holder") is entitled to exercise its optional redemption rights pursuant to Section 11(b)(2) of the Certificate of Designations.

          (2) The Holder's optional redemption right must be exercised on or before ______________, _______.

          (3) At or before the date set forth in the preceding paragraph (2), the Holder must deliver to the Corporation:

          (a) a Holder Notice, in the form set forth in Section 14(h) of the Certificate of Designations; and

          (b) the certificates for the shares of Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation the shares to be redeemed.

          (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.


Date _________________________   NAPRO BIOTHERAPEUTICS, INC.



                                  By______________________________
                                      Title:


          (H)  FORM OF HOLDER NOTICE.
               ---------------------

                                 HOLDER NOTICE
              (SECTION 11(B)(2) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES C SENIOR CONVERTIBLE PREFERRED STOCK)

                                     4.5-44

TO:  NAPRO BIOTHERAPEUTICS, INC.

          (1) Pursuant to the terms of the Series C Senior Convertible Preferred Stock (the "Preferred Stock") of NaPro BioTherapeutics, Inc., a Delaware corporation (the "Corporation"), the undersigned hereby elects to exercise its right to require redemption by the Corporation pursuant to Sections 11(a) and 11(b) of ____________ shares of Preferred Stock. Check (a) or (b):


          (a) The Optional Redemption Price per share is equal to an amount in cash equal to the sum of (1) the product obtained by multiplying
              (a) the sum of (i) $1,000 plus (ii) an amount equal to $______________ of accrued but unpaid dividends on each share of Series C Preferred Stock to be redeemed to the date of redemption times (b) the _______________% (fill in applicable Optional Redemption Percentage), plus (2) an amount equal to $______________ of accrued and unpaid Arrearage Interest on dividends in arrears on each share of Series C Preferred Stock (determined in accordance with Section 5(a)) to the date of redemption pursuant to Section 11. The aggregate Optional Redemption Price of all shares of Preferred Stock to be redeemed is $___________________.

          (b) The Optional Redemption Price is based on the proviso in the definition of that term in the Certificate of Designations.

          (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.


Date:                                 NAME OF HOLDER:



                                 By      __________________________________
                                         Signature of Registered Holder
                                         (Must be signed exactly as name
                                         appears on the stock certificate.)


          (I)  FORM OF REDEMPTION PRICE NOTE.
               -----------------------------

THIS REDEMPTION PRICE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THIS REDEMPTION PRICE NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE

                                     4.5-45

CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. THIS REDEMPTION PRICE NOTE MAY NOT BE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 3.7.

                          NAPRO BIOTHERAPEUTICS, INC.

                             REDEMPTION PRICE NOTE
                             ---------------------

New York, New York                                                $_____________
            , 200_

          FOR VALUE RECEIVED, NAPRO BIOTHERAPEUTICS, INC., a Delaware corporation (hereinafter called the "Corporation"), hereby promises to pay to ____________________________, [Address], or registered assigns (the "Holder") or order, the sum of ____________________________________ Dollars ($_____________),
on December 5, 2005, and to pay interest on the unpaid principal balance hereof at the rate of thirteen and three quarters percent (13.75%) per annum from the date hereof, until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal of or interest on this Redemption Price Note which is not paid when due shall bear interest at the rate of twenty percent (20%) per annum from the due date thereof until the same is paid ("Default Interest"). Interest shall be payable on the 1st day of each June and December, commencing on the first of such dates following the issuance of this Redemption Price Note, and at maturity (the "Interest Payment Dates"). Interest on this Redemption Price Note shall be computed on the basis of a 360-day year of twelve months of thirty days each and actual days elapsed.

          All payments of principal of and interest on this Redemption Price Note shall be made in lawful money of the United States of America, or, at the option of the Corporation and subject to the provisions of this Redemption Price Note, interest payable on the Interest Payment Dates may be paid in whole or in part in fully paid and nonassessable shares of Common Stock, $.0075 par value, and the related Preferred Share Purchase Rights or any shares of capital stock and related rights of the Corporation into which such stock shall hereafter be changed or reclassified (the "Common Stock"). All cash payments shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by notice to the Corporation in accordance with the provisions of this Redemption Price Note. Whenever any amount expressed to be due by the terms of this Redemption Price Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is not a business day and, in the case of any Interest Payment Date which is not the date on which this Redemption Price Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Redemption Price Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

          The obligations of the Corporation under this Redemption Price Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Corporation for indebtedness for borrowed money or the purchase price of property. This

                                     4.5-46

Redemption Price Note is issued pursuant to the terms of the Series C Senior Convertible Preferred Stock, $.001 par value (the "Series C Preferred Stock"), issued by the Corporation.

          The following terms shall apply to this Redemption Price Note:


                                   ARTICLE I

                      PREPAYMENT; INTEREST IN COMMON STOCK

          1.1  PREPAYMENT.  The Corporation shall have the right to prepay this
               ----------
Redemption Price Note in whole at any time or in any part from time to time.

          1.2  ISSUANCE OF COMMON STOCK IN LIEU OF CASH INTEREST.  (a)  If the
               -------------------------------------------------
Corporation exercises its option to make a payment of interest on this Redemption Price Note wholly or partly in shares of Common Stock (herein sometimes called the "Stock Payment Option"), the issuance of shares of Common Stock upon such exercise of the Stock Payment Option shall have been authorized by the Board of Directors of the Corporation.

          (b) The Corporation shall not be permitted to exercise the Stock Payment Option with respect to any payment of interest on this Redemption Price
Note if:

               (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to pay the portion of such interest to be paid in shares of Common Stock;

               (ii) the issuance or delivery of shares of Common Stock pursuant to the Stock Payment Option or the public resale of such shares by the Holder would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

               (iii) the shares of Common Stock to be issued upon exercise of the Stock Payment Option have not been authorized for listing, upon official notice of issuance, on the principal securities exchange on which the Common Stock is then listed and traded;

               (iv) the Computed Price is less than the par value of the Common Stock;

               (v) an Event of Default (as defined herein) has occurred and is continuing; or

               (vi) the Common Stock is neither (i) listed or admitted for trading on a national securities exchange nor (ii) quoted on the Nasdaq National Market.

          (c) If the Stock Payment Option is elected, the Corporation shall issue and dispatch or cause to be dispatched to the Holder one or more certificates for the aggregate

                                     4.5-47
number of whole shares of Common Stock determined by dividing the per share Computed Price of the Common Stock on the applicable Interest Payment Date into the total amount of lawful money of the United States of America which the Holder would receive if the aggregate amount of interest on this Redemption Price Note which is being paid in shares of Common Stock were being paid in such lawful money; provided, however, that if in connection with any such election
              --------  -------
the Corporation shall have failed to deliver the appropriate number of shares of Common Stock to the Holder within three business days after the applicable Interest Payment Date, then the Corporation shall not be entitled to use the Stock Payment Option in respect of such Interest Payment Date, such cash interest shall be immediately due and payable and the Corporation shall pay the interest for such Interest Payment Date in cash with Default Interest, at the rate provided in this Note, from such Interest Payment Date until paid. No fractional shares will be issued in payment of interest on this Redemption Price Note. In lieu thereof, the Corporation may issue a number of shares of Common Stock which reflects a rounding up to the next whole number or may pay lawful money of the United States of America. The shares of Common Stock issued or to be issued by the Corporation in payment of interest on this Redemption Price Note are sometimes referred to herein as the "Payment Shares."

          (d) If the Corporation exercises the Stock Payment Option with respect to a payment of interest on this Redemption Price Note, the Corporation shall deliver to the Holder, on or prior to the date on which Payment Shares for such payment of interest on this Redemption Price Note are to be received by the Holder, a Corporation Certificate setting forth (i) the total amount of the interest payment to which the Holder is entitled, (ii) the portion of the interest payment being made in Payment Shares, (iii) the number of Payment Shares allocable to such payment, as calculated pursuant to this Section 1.2,
(iv) any rounding adjustment to such number or any payment necessary to be made pursuant to Section 1.2(c), (v) a brief statement of the facts requiring such adjustment, (vi) the number of Payment Shares issuable with respect to each $100 of interest on this Redemption Price Note after such adjustment and (vii) a brief statement that none of the conditions set forth in Section 1.2(b) has occurred and is existing. Such Corporation Certificate shall be accompanied by the certificates, each duly issued in the name of the Holder, representing the Payment Shares. Such Corporation Certificate shall be conclusive evidence of the correctness of the calculation of the number of Payment Shares allocable to the payments to which such Corporation Certificate relates and of any adjustments to such number made pursuant to this Section 1.2 in the absence of manifest error. In addition, on or before the pertinent payment date, the Corporation shall cause the transfer agent for the Common Stock to prepare and issue the certificates representing the Payment Shares in the name of the Holder before being so delivered by the Corporation.

          (e) The Payment Shares, when issued pursuant to and in compliance with this Section 1.2, shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery thereof is in all respects hereby authorized; and the issuance thereof, together with lawful money of the United States of America, if any, paid in lieu of fractional shares of such Common Stock, will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Corporation's obligation to pay the interest on this Redemption Price Note to which such Payment Shares relate.

                                     4.5-48

          (f) As used in this Redemption Price Note, the following terms shall have the meanings provided herein:

          "Certificate of Designations" means the Certificate of Designations of Series C Senior Convertible Preferred Stock of the Corporation.

          "Corporation Certificate" means a certificate of the Corporation signed by an Officer.

          "Computed Price" for any date means arithmetic average of the per share Trading Price during the Measurement Period with respect to such date.

          "Measurement Period" means, with respect to any date, the period of five consecutive Trading Days ending three Trading Days prior to such date.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer of the Corporation.

          "Subscription Agreement" means the Subscription Agreement, dated as of December 8, 1997, by and between the Corporation and the original holder of the Series C Preferred Stock.

          "Trading Day" means a day on whichever of (x) the national securities exchange or (y) the Nasdaq, in either such case which at the time constitutes the principal securities market for the Common Stock, is open for general trading.

          "Trading Price" on any date means the last sale price (regular way) for one share of the Common Stock on such date, on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock or (b) the Nasdaq National Market, in either case as reported by Bloomberg, L.P. (subject to equitable adjustment from time to time on terms reasonably acceptable to the Corporation and the Holder for (i) stock splits, (ii) stock dividends,
     (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock at a price per share less than the Trading Price which would otherwise be applicable, (vi) the distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (vii) tender offers by the Corporation or any subsidiary of the Corporation or other repurchases of shares of Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding and (viii) similar events relating to the Common Stock, in each such case which occur during a particular Measurement Period and on a basis consistent with the adjustments provided in the definition of Trading Price in the Certificate of Designations).

                                     4.5-49

          (9) "Transaction Documents" means this Redemption Price Note, the Certificate of Designations, the Subscription Agreement and the other agreements, instruments and documents contemplated hereby and thereby.


                                   ARTICLE II

                               EVENTS OF DEFAULT

          If any of the following events of default (each, an "Event of Default") shall occur:

          2.1  FAILURE TO PAY PRINCIPAL OR INTEREST.  The Corporation fails (a)
               ------------------------------------
to pay the principal hereof when due, whether at maturity, upon redemption, upon acceleration or otherwise or (b) to pay any installment of interest hereon when due and, in the case of this clause (b) of this Section 2.1 only, such failure continues for a period of ten (10) days after the due date thereof;

          2.2  BREACH OF COVENANT.  The Corporation  breaches any material
               ------------------
covenant or other material term or condition of this Redemption Price Note (other than as specifically provided in Section 2.1 hereof), and such breach continues for a period of twenty (20) days after written notice thereof to the Corporation from the Holder or within 60 days after delivery of such notice if and only if, such default is reasonably capable of cure and during such 60-day period, the Corporation has been diligently taking action to cure such default and such cure cannot be completed within such 20-day period;

          2.3  BREACH OF REPRESENTATIONS AND WARRANTIES.  Any representation or
               ----------------------------------------
warranty of the Corporation made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Subscription Agreement) shall be false or misleading in any material respect when made;

          2.4  CERTAIN VOLUNTARY PROCEEDINGS.  The Corporation or any material
               -----------------------------
subsidiary of the Corporation shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due;

          2.5  CERTAIN INVOLUNTARY PROCEEDINGS.  An involuntary case or other
               -------------------------------
proceeding shall be commenced against the Corporation or any material subsidiary of the Corporation seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or

                                     4.5-50
any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

          2.6  JUDGMENTS.  Any court of competent jurisdiction shall enter one
               ---------
or more final judgments against the Corporation or any subsidiary of the Corporation or any of their respective properties or other assets in an aggregate amount in excess of $500,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of thirty (30) consecutive days; or

          2.7  DEFAULT UNDER OTHER AGREEMENTS.  (a) The Corporation or any
               ------------------------------
subsidiary shall (i) default in any payment with respect to any indebtedness for borrowed money (other than this Redemption Price Note) which indebtedness has an outstanding principal amount in excess of $750,000 individually or $1,500,000 in the aggregate for the Corporation and its subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); or (b) any such indebtedness of the Corporation or any of its subsidiaries shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof;

then upon the occurrence and during the continuation of any Event of Default specified in Section 2.1, 2.2, 2.3, 2.6 or 2.7 at the option of the Holder the Corporation shall, and upon the occurrence of any Event of Default specified in
Section 2.4 or 2.5, the Corporation shall, pay to the Holder an amount equal to the sum of (A) the outstanding principal amount of this Redemption Price Note plus (B) accrued and unpaid interest on such principal amount to the date of
----
payment plus (C) accrued and unpaid Default Interest, if any, on the amount
        ----
referred to in the immediately preceding clause (B) at the rate provided in this Redemption Price Note to the date of payment and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.


                                  ARTICLE III

                                 MISCELLANEOUS

          3.1  FAILURE OR INDULGENCY NOT WAIVER.  No failure or delay on the
               --------------------------------
part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege

                                     4.5-51
preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          3.2  NOTICES.  Any notice herein required or permitted to be given
               -------
shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served, sent by telephone line facsimile transmission or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Corporation (telephone line facsimile transmission number (___) ___-____); and the address of the Corporation shall be 6304 Spine Road, Unit A, Boulder, Colorado 80301,
Attention: Vice President and Chief Financial Officer (telephone line facsimile transmission number (303) 530-1296). Both the Holder and the Corporation may change the address for service by service of written notice to the other as herein provided.

          3.3  AMENDMENT PROVISION.  The term "Redemption Price Note" and all
               -------------------
reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

          3.4  ASSIGNABILITY.  This Redemption Price Note shall be binding upon
               -------------
the Corporation and its successors and assigns, and shall inure to the benefit of and be binding upon the Holder and its successors and permitted assigns.

          3.5  CERTAIN EXPENSES.  The Corporation shall pay on demand all
               ----------------
expenses incurred by the Holder, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with, (x) the negotiation, preparation or execution of any amendment or modification of the Transaction Documents, (y) any default or breach of any of the Corporation's obligations set forth in the Transaction Documents and (z) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Corporation from paying any amount due the Holder.

          3.6  GOVERNING LAW.  This Redemption Price Note shall be governed by
               -------------
the internal laws of the State of New York, without regard to the principles of conflict of laws.

          3.7  TRANSFER OF REDEMPTION PRICE NOTE.  This Redemption Price Note
               ---------------------------------
has not been and is not being registered under the provisions of the Act or any state securities laws and this Redemption Price Note may not be sold, transferred, pledged or hypothecated unless (1) the transferee is a person who is an "accredited investor" as defined in Regulation D under the Act and (2) the Holder shall have delivered to the Corporation an opinion of counsel, reasonably satisfactory in form, scope and substance to the Corporation, to the effect that this Redemption Price Note may be sold, transferred, pledged or hypothecated pursuant to an exemption from such registration. Prior to any such transfer, the transferee shall (x) have made written representations and warranties to

                                     4.5-52
the Corporation with respect to such transferee in the form of Sections 3(a) and 3(c) of the Note Purchase Agreement and (y) shall have further represented in writing to the Corporation that such transferee has requested and received from the Corporation all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Corporation deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Corporation concerning the foregoing and has had the opportunity to obtain and review the Registration Statement and the prospectus included therein, each as amended or supplemented to the date of transfer to such transferee, and the reports and other information concerning the Corporation which at the time of such transfer have been filed by the Corporation with the SEC pursuant to the 1934 Act and which are incorporated by reference in such prospectus as of the date of such transfer.

          IN WITNESS WHEREOF, the Corporation has caused this Redemption Price Note to be signed in its name by its duly authorized officer on the day and in the year first above written.

                                 NAPRO BIOTHERAPEUTICS, INC.



                                 By
                                   Name:
                                   Title:

                         [END OF REDEMPTION PRICE NOTE]

                                     4.5-53

          IN WITNESS WHEREOF, NaPro BioTherapeutics, Inc. has caused this certificate to be signed by Gordon H. Link, its Chief Financial Officer, as of the 8th day of December, 1997.

                                        NAPRO BIOTHERAPEUTICS, INC.



                                        By /s/ Gordon H. Link

                                     4.5-54